UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 4, 2013

Lucas Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32508	20-2660243
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3555 Timmons Lane, Suite 1550 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 528-1881

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective April 4, 2013, Lucas Energy, Inc. (“Lucas” or the “Company”) entered into a Loan Agreement with various lenders (the “Loan Agreement”) pursuant to which such lenders loaned the Company an aggregate of $2,750,000 to be used for general working capital.  The lenders included entities beneficially owned by our directors, Ken Daraie (which entity loaned us $2,000,000) and W. Andrew Krusen, Jr. (which entities loaned us $250,000), as well as an unrelated third party which loaned the Company $500,000.

The loans provided pursuant to the Loan Agreement were documented by Promissory Notes (the “Notes”) which accrue interest at the rate of 14% per annum, with such interest payable monthly in arrears (beginning June 1, 2013) and are due and payable on October 4, 2013, unless the Company borrows an additional $2.5 million from the lenders, in which case, the maturity date of the Notes is April 4, 2014.  The Notes can be prepaid at any time without penalty.  In the event any amounts are not paid when due under the Notes and/or in the event any event of default occurs and is continuing under the Notes, the Notes accrue interest at the rate of 17% per annum. The Note holders were each paid their pro rata portion of a $55,000 commitment fee in connection with the Company’s entry into the Notes and were each granted their pro rata portion of warrants to purchase 275,000 shares of the Company’s common stock which were evidenced by Common Stock Purchase Warrants (the “Warrants”).

The Warrants have an exercise price of $1.50 per share, a term of five years and cashless exercise rights in the event the shares issuable upon exercise of the Warrants are not registered with the Securities and Exchange Commission.

The Company agreed to comply with certain standard affirmative and negative covenants in connection with the Loan Agreement, including the requirement to continue to have its common stock listed on the NYSE MKT (or any equivalent replacement exchange), and the requirement to continue to comply with the filing requirements of the Securities Exchange Act of 1934, as amended.  The Loan Agreement also includes customary events of default for facilities of similar nature and size as the Loan Agreement. Additionally, pursuant to the Loan Agreement, any proceeds received by the Company through any future funding activities or through the sale of oil and gas properties or interests is required to first be applied to the repayment of the Notes.

The repayment of the Notes is secured by a first priority security interest in one hundred (100) barrels of oil per day of net production from the Company’s owned and operated oil and gas properties, and all payments and proceeds associated therewith.

The above description of the Loan Agreement, Notes, and Warrants is not complete and is qualified in its entirety by the full text of the Loan Agreement, Notes, and Warrants, copies of which are filed herewith as Exhibits 4.1, 10.2 and 10.3 to this Current Report and incorporated by reference in this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report is hereby incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

As described above in Item 1.01, the Company sold $2,750,000 in Notes to various lenders and granted such lenders their pro rata share of the Warrants (defined and described in Item 1.01, above) in connection with the Company’s entry into the Loan Agreement.

The Company claims an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing sales and grants did not involve a public offering, the recipients took the securities for investment and not resale, the Company took appropriate measures to restrict transfer, and the recipients were “accredited investors”. No underwriters or agents were involved in the foregoing and the Company paid no underwriting discounts or commissions.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 4, 2013, the Company appointed William J. Dale as the Company’s Chief Financial Officer, Treasurer and Secretary.

Biographical information for Mr. Dale is provided below:

William J. Dale, Age 43

Mr. Dale has extensive experience in the energy industry including in exploration and production, pipelines, power, and marketing (both domestic and international). Prior to joining the Company, Mr. Dale served as a finance and account consultant to various entities in the oil and gas industry (including the Company) from March 2012 to April 2013.  From January 2011 to February 2012, Mr. Dale served as the Director of Financial Planning and Analysis (FP&A) for Global Industries Ltd (which was merged with Technip USA in December 2011).  From March 2009 to December 2010, Mr. Dale served as Chief Financial Officer and Controller of KD Resources LLC (which was merged with Platinum Energy in February 2011).  From August 2008 to March 2009, Mr. Dale served as Chief Financial Officer of Blue Dolphin Energy.  Mr. Dale served as the Assistant Treasurer and Manager of Planning and Strategy to Rosetta Resource Inc. from August 2005 to August 2008.  From April 2004 to August 2005, Mr. Dale served as Manager of Financial Reporting and Analysis with JM Huber Energy.  Mr. Dale served as a Manager of Corporate Finance with EL Paso Corp. from September 1999 to April 2004.  From 1996 to 1999, Mr. Dale served in various financial analyst positions with Columbia Energy Group and Tejas Gas Corp. (which was acquired by Shell USA in January 1998).

Mr. Dale received dual Bachelor of Business Administration degrees from the University of Houston in Accounting and Finance in 1996 and his MBA from the University of Houston in 1999.  Mr. Dale is a Certified Public Accountant licensed by the State of Texas.

Employment Agreement with Mr. Dale

Effective April 4, 2013, the Company entered into an Employment Agreement with Mr. Dale.  The agreement has a term of two years, expiring on March 31, 2015, provided that the agreement is automatically extended for additional one year terms, unless either party provides notice of their intent not to renew within the 30 day period prior to any automatic renewal date.  The Company agreed to pay Mr. Dale a base annual salary of $220,000 during the term of the agreement, of which $200,000 is payable in cash and $20,000 is payable in shares of the Company’s common stock.  The stock consideration due under the agreement is payable on April 1st of each year of the term of the agreement, including $20,000 in stock which was paid to Mr. Dale immediately upon the parties’ entry into the agreement and is based on the closing sales price of the Company’s common stock on the applicable required issuance date.  Mr. Dale is also eligible for an annual bonus of up to 30% of his base salary in cash or stock.

In connection with the parties’ entry into the Employment Agreement, Mr. Dale was granted five year options to purchase 125,000 shares of the Company’s common stock at an exercise price of $1.33 per share (the “Options”), of which 75,000 Options vest on the first anniversary of the Employment Agreement and 50,000 Options vest on the second anniversary, subject in all cases to the terms and conditions of the Company’s 2012 Stock Incentive Plan.  In the event the Employment Agreement is terminated by the Company for a reason other than cause (as described in the Employment Agreement) or by Mr. Dale for good reason (as described in the Employment Agreement), Mr. Dale is due, in the form of a lump sum payment, 100% of the base salary and bonus he was paid under the agreement for the prior 12 month period (the “12 Month Base Salary”), plus reimbursement for COBRA insurance premiums as provided for in the agreement.  In the event Mr. Dale’s employment is terminated by the Company or Mr. Dale within six months before or 24 months after a Change of Control (as defined in the Employment Agreement) and the Company’s common stock is trading at more than $2.50, he is due an additional 100% of the 12 Month Base Salary, provided that if the Company’s common stock is trading at less than $1.50 per share, he is only due the 12 Month Base Salary and in the event the Company’s common stock is trading between $1.50 and $2.50 per share, he is due up to an additional 100% (or up to 200% total including the payment described in the immediately preceding sentence) of the 12 Month Base Salary, based on the proportional trading price of the Company’s common stock between such $1.50 and $2.50 trading prices. All payments are conditioned upon Mr. Dale entering into a release agreement in reasonable form and substance to the Company.

If Mr. Dale's employment is terminated as a result of death or Disability (as defined in the agreement), the Company will pay his base salary which would have been payable to Mr. Dale through the date his employment is terminated and all amounts actually earned, accrued or owing as of the date of termination.  If Mr. Dale’s employment is terminated for Cause or Mr. Dale voluntarily terminates his employment, the Company will pay his base salary and all amounts actually earned, accrued or owing as of the date of termination and he will be entitled for a period of three months after termination to exercise all Options granted to him under his employment agreement or otherwise, to the extent vested and exercisable on the date of termination. Mr. Dale's employment agreement contains no covenant-not-to-compete or similar restrictions after termination other than standard confidentiality requirements. Additionally, any and all unvested Options are forfeited upon the termination of the Employment Agreement.

The above description of the Employment Agreement is not complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated by reference in this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1*	Form of Common Stock Purchase Warrant (April 4, 2013 Loan Agreement)
10.1*	April 4, 2013 Employment Agreement with William J. Dale
10.2*	April 4, 2013 Loan Agreement
10.3*	Form of Promissory Note (April 4, 2013 Loan Agreement)
99.1**	April 8, 2013 Press Release Announcing the Appointment of Mr. Dale

* Filed herewith.
** Furnished herewith.
Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCAS ENERGY, INC.

By: /s/ William J. Dale
Name: William J. Dale
Title: Chief Financial Officer

Date: April 8, 2013

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Form of Common Stock Purchase Warrant (April 4, 2013 Loan Agreement)
10.1*	April 4, 2013 Employment Agreement with William J. Dale
10.2*	April 4, 2013 Loan Agreement
10.3*	Form of Promissory Note (April 4, 2013 Loan Agreement)
99.1**	April 8, 2013 Press Release Announcing the Appointment of Mr. Dale

* Filed herewith.
** Furnished herewith.